Exhibit 10.12

Summary of Oral Employment Agreements with Named Executive Officers

The Company’s Chief Executive Officer, Douglas B. Mackie, and Chief Operating Officer, Richard M. Lowry, have written employment agreements with the Company under which their annual salaries are determined by the Compensation Committee (Exhibits 10.10 and 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2004).  The other named executive officers of the Company are “at will” employees to the extent that they do not have written employment agreements with the Company.  The annual base salaries of these other named executive officers are set annually by the Company’s Board of Directors, upon the recommendation of its Compensation Committee.  For 2005, the annual base salaries of the Company’s named executive officers are as follows:

Douglas B. Mackie (President and CEO):	$378,000
Richard M. Lowry (EVP and COO):	$355,000
Deborah A. Wensel (SVP and CFO):	$225,000
William P. Pagendarm (VP, Division Manager):	$173,000
Bradley T.J. Hansen (VP, Division Manager):	$167,000

In addition, each of these executive officers is entitled to participate in the Company’s Annual Cash Bonus Plan, 401(k) Savings Plan and the 401(k) Lost Benefit Plan.